Exhibit 5.1

October 2, 2020

U.S. Energy Corp.

675 Bering, Suite 100

Houston, Texas 77057

Re:    Sale of 315,810 Shares of Common Stock of U.S. Energy Corp.

Ladies and Gentlemen:

We have acted as counsel for U.S. Energy Corp., a Wyoming corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of a prospectus supplement dated September 30, 2020 (the “Prospectus Supplement”), which supplements a Registration Statement on Form S-3 (No. 333-248906), filed by the Company with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 18, 2020, and including the final Rule 424(b)(3) prospectus which forms a part of the Registration Statement (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), relating to the offer and sale by the Company of 315,810 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued pursuant to the Securities Purchase Agreement, dated as of September 30, 2020, by and among the Company and the investors party thereto (the “Purchase Agreement”). The Shares are to be issued pursuant to the Prospectus and the Purchase Agreement.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, or the Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (b) the Bylaws of the Company, as amended to date (the “Bylaws”), (c) the Registration Statement and all exhibits thereto, (d) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the sale of the Shares, including, but not limited to (i) the unanimous written consent of the Board of Directors (the “Board”) approving the filing of the Registration Statement and other related matters; (ii) the unanimous written consent of the Board appointing a pricing committee of the Board (the “Pricing Committee”) and other related matters, and (iii) the minutes of the Pricing Committee of the Board approving the final pricing and sale of the Shares and related matters; (d) the Purchase Agreement; and (e) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Purchase Agreement being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that all Shares will be issued and sold in the manner specified in the Registration Statement and Prospectus.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and the purchasers contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or the purchasers, including the Registration Statement and Purchase Agreement.

The foregoing opinions are limited to the laws of the State of Wyoming. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have made such examination of Wyoming law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion as to the enforceability of the Purchase Agreement.

Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus Supplement, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC